SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material pursuant to §240.14a-12

POLONIA BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
N/A

	2.	Aggregate number of securities to which transaction applies:
N/A

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

	4.	Proposed maximum aggregate value of transaction:
N/A

	5.	Total fee paid:
N/A

☐	Fee paid previously with preliminary materials: _________________________________________________
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
N/A

	2.	Form, Schedule or Registration Statement No.:
N/A

	3.	Filing Party:
N/A

	4.	Date Filed:
N/A

[Polonia Bancorp Logo]

April 15, 2010

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Polonia Bancorp (the “Company”).  The meeting will be held at the Company’s offices, 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania, on Tuesday, May 18, 2010 at 8:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Directors and officers of the Company, as well as a representative of S.R. Snodgrass, A.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Anthony J. Szuszczewicz
Anthony J. Szuszczewicz
Chairman, President and Chief Executive Officer

POLONIA BANCORP
3993 HUNTINGDON PIKE, 3rd FLOOR
HUNTINGDON VALLEY, PENNSYLVANIA 19006
(215) 938-8800

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:00 a.m., local time, on Tuesday, May 18, 2010.

PLACE	Company’s offices, 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania.

ITEMS OF BUSINESS	(1) To elect two directors to serve for a term of three years.

(2) To ratify the selection of S.R. Snodgrass, A.C. as our independent registered public accounting firm for 2010.

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 31, 2010.

PROXY VOTING
It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the proxy card or voting instruction card sent to you.  Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Paul D. Rutkowski
Paul D. Rutkowski
Chief Financial Officer and Corporate Secretary
April 15, 2010

POLONIA BANCORP

PROXY STATEMENT

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Polonia Bancorp for the 2010 annual meeting of stockholders and for any adjournment or postponement of the meeting.  In this proxy statement, we may also refer to Polonia Bancorp as the “Company,” “we,” “our” or “us.”

Polonia Bancorp is the holding company for Polonia Bank.  In this proxy statement, we may also refer to Polonia Bank as the “Bank.”

We are holding the 2010 annual meeting at the Company’s offices, 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania, on Tuesday, May 18, 2010 at 8:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 15, 2010.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Shareholders to be held on May 18, 2010

This proxy statement and our 2009 Annual Report on Form 10-K are available electronically at www.cfpproxy.com/6127.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Polonia Bancorp common stock that you owned as of the close of business on March 31, 2010.  As of the close of business on March 31, 2010, a total of 3,159,078 shares of Polonia Bancorp common stock were outstanding, including 1,818,437 shares of common stock held by Polonia MHC.  Each share of common stock has one vote.

The Company’s charter provides that, until January 11, 2012, record holders of the Company’s common stock, other than Polonia MHC, who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Polonia Bancorp in one of the following ways:

•	Directly in your name as the stockholder of record; or
•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.  If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Polonia Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals.  At this year’s annual meeting, stockholders will elect two directors to serve a term of three years.  In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To ratify the selection of S.R. Snodgrass, A.C. as our independent registered public accounting firm for 2010, the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.  These are referred to broker non-votes.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count Votes.  If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accountants, abstentions will have the same effect as a negative vote on the proposal while broker non-votes will have no effect on the proposal.

Because Polonia MHC owns in excess of 50% of the outstanding shares of Polonia Bancorp common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of Proposal 1 (Election of Directors) and Proposal 2 (Appointment of Independent Registered Public Accounting Firm).

Voting by Proxy

The Board of Directors of Polonia Bancorp is sending you this proxy statement to request that you allow your shares of Polonia Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Polonia Bancorp common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of S.R. Snodgrass, A.C. as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your Polonia Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy.  We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the ESOP or 401(k) Plan

If you participate in the Polonia Bank Employee Stock Ownership Plan (the “ESOP”) or if you have invested in Company common stock through the Polonia Bancorp Stock Fund (“Stock Fund”) in the Polonia Bank Retirement Plan (the “401(k) Plan”), you will receive a voting instruction card for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the respective plans.  Under the terms of the ESOP, all allocated shares of Polonia Bancorp common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants.  All unallocated shares of Polonia Bancorp common stock held by the ESOP and all allocated shares for which no timely voting instructions are received, are voted by the ESOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties.  Under the terms of the 401(k) Plan, participants investing in the Stock Fund through the 401(k) Plan may direct the Stock Fund trustee how to vote the shares credited to their accounts.  The deadline for returning your voting instruction cards is May 11, 2010.

Corporate Governance

Director Independence

The Company’s Board of Directors consists of six members who are elected for terms of three years, one-third of whom are elected annually.  All of the directors are independent under the current listing standards of The NASDAQ Stock Market, except for Mr. Szuszczewicz who is the Chairman of the Board, President and Chief Executive Officer of the Company and the Bank.  In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans that Polonia Bank has directly or indirectly made to Directors Andruczyk, Byrne and Woltjen.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Board of Directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. The Board of the Company is currently comprised of six directors, five of whom are independent directors under the listing standards of The NASDAQ Stock Market. The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company. The Board does not currently have a lead director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company.  Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the establishment and operation of board committees; succession planning; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the chief executive officer.

Committees of the Board of Directors

The following table identifies the Company’s standing committees and their members as of March 31, 2010.  The Board’s Audit, Compensation and Nominating and Corporate Governance Committees each operate under a written charter that is approved by the Board of Directors.  Each committee reviews and reassesses the adequacy of its charter at least annually.  Each of the charters for the committees is included as an appendix to this Proxy Statement.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee

Dr. Eugene Andruczyk	X*	X	X
Frank J. Byrne	X	X*	X
Edward W. Lukiewski	X	X	X
Timothy G. O’Shaughnessy	X	X	X
Anthony J. Szuszczewicz		X	X*
Robert J. Woltjen	X	X	X
Number of Meetings in 2009	4	1	1

* Denotes Chairperson

Audit Committee.  The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.  The committee also receives and reviews all the reports and findings and other information presented to them by the Company’s officers regarding financial reporting policies and practices.  The committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters.  Each member of the Audit Committee is independent in accordance with the listing standards of The NASDAQ Stock Market.  The Board of Directors has determined that Mr. Andruczyk is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission.

Compensation Committee.  The Compensation Committee is responsible for all matters regarding the Company’s and the Bank’s employee compensation and benefit programs.  The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer (“CEO”) and other executive officers’ compensation including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites.  In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package.  Our CEO develops recommendations for the Compensation Committee regarding the appropriate range of annual salary increases of our employees.  Our CEO does not participate in Compensation Committee discussions or the review of Compensation Committee documents relating to the determination of his compensation.

Nominating and Governance Committee.  The Company’s Nominating and Governance Committee is responsible for the annual selection of management’s nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to the Company’s corporate governance policy.

Minimum Qualifications. The Nominating and Governance Committee has adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation, a residency requirement, a stock ownership requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate must also meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;
•
financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•	personal and professional integrity, honesty and reputation;
•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;
•	the ability to devote sufficient time and energy to the performance of his or her duties;
•	independence under applicable Securities and Exchange Commission and listing definitions; and
•	current equity holdings in the Company.

The committee will also consider any other factors it deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations.  Further, when identifying nominees to serve as director, the Nominating and Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by Polonia Bancorp.  The Nominating and Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above.  The Nominating and Governance Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria, which are discussed in more detail below.  If such individual fulfills these criteria, the Nominating and Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Consideration of Recommendation by Stockholders. It is the policy of the Nominating and Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders.  To submit a recommendation of a director candidate to the Nominating and Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
The name and address of the stockholder making the recommendation, as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Governance Committee at least 30 days before the date of the annual meeting.

Board and Committee Meetings

During the year ended December 31, 2009, the Boards of Directors of the Company and the Bank each held 12 meetings. No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in 2009.

Director Attendance at Annual Meeting of Stockholders

The Board of Directors encourages directors to attend the annual meeting of stockholders.  Five of the six directors attended the 2009 annual meeting of stockholders.

Code of Ethics and Business Conduct

Polonia Bancorp has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct.  The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.  The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, express an opinion on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.  The Audit Committee has appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Audit Committee of the Polonia Bancorp Board of Directors

Dr. Eugene Andruczyk, Chairperson
Frank J. Byrne
Edward W. Lukiewski
Timothy G. O’Shaughnessy
Robert J. Woltjen

Directors’ Compensation

The following table sets forth the compensation received by non-employee directors for their service on the Company and the Bank Board of Directors during 2009.  The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Dr. Eugene Andruczyk	$20,000	$–	$–	$1,224	$21,224
Frank J. Byrne	20,000	–	–	1,286	21,286
Edward W. Lukiewski	20,000	–	–	118,230	138,230
Timothy G. O’Shaughnessy	20,000	–	–	1,048	21,048
Robert J. Woltjen	20,000	–	–	825	20,825

(1)
See footnote 1 to the directors and executive officers stock ownership table under “Stock Ownership” for the aggregate number of unvested restricted stock award shares held in trust by each director at fiscal year-end.

(2)	As of December 31, 2009, each non-employee director held 8,100 options to purchase shares of Polonia Bancorp common stock, except for Mr. O’Shaughnessy who held no options.
(3)	Items of “All Other Compensation” that exceeded $25,000 include a contribution of $111,750 to Mr. Lukiewski’s Supplemental Retirement Plan.

Supplemental Retirement Plan for Edward W. Lukiewski.  Effective June 1, 1995, the Bank entered into a supplemental retirement plan with Mr. Lukiewski, a current director of the Bank, the Company and Polonia MHC who formerly served as President of the Bank.  Under this arrangement, Mr. Lukiewski currently receives a supplemental pension benefit of $107,812 per year, payable for the remainder of his lifetime in monthly installments, and adjusted each June for inflation based on the rate of increase of the consumer price index, as published by the Department of Labor.  The Bank also pays the premiums for certain insurance policies currently in effect on Mr. Lukiewski’s life and health insurance premiums for Mr. Lukiewski and his spouse.  The Bank incurred costs of $9,917 and $9,854 for these life and health insurance premiums during the years ended 2009 and 2008, respectively.  In the event of Mr. Lukiewski’s death, his surviving spouse would receive an annual benefit of $50,000 for the remainder of her lifetime as well as continued health benefits. The Bank has entered into a grantor or “rabbi” trust agreement to hold assets that the Bank may contribute for the purpose of making benefit payments under the Supplemental Retirement Plan with Mr. Lukiewski described above.  Funds held in the trust remain at all times subject to the claims of the Bank’s creditors in the event of the Bank’s insolvency.

Director Fees.  Each non-employee director of the Bank receives an annual retainer of $18,000. Directors do not receive any compensation for their service on the Boards of Directors of the Company or Polonia MHC.  Each member of the Company’s Audit Committee receives $500 per meeting attended.

Stock Ownership

The following table provides information as of March 31, 2010 about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
Polonia MHC 3993 Huntingdon Pike, 3rd Floor Huntingdon Valley, Pennsylvania 19006	1,818,437	57.6%

PL Capital Group(1) 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	232,336	7.4%

(1)
Based exclusively on a Schedule 13D/A filed with the Securities and Exchange Commission on June 5, 2007, which was filed jointly by the following parties: Financial Edge Fund, L.P., Financial Edge—Strategic Fund, L.P., Goodbody/PL Capital, L.P., PL Capital LLC, Goodbody/PL Capital, LLC, PL Capital Advisors, LLC, John W. Palmer, Richard J. Lashley and PL Capital Offshore, Ltd.  All of the filers of this Schedule 13D/A are collectively referred to as the “PL Capital Group.”

The following table provides information as of March 31, 2010 about the shares of Polonia Bancorp common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by those executive officers of the Company listed in the Summary Compensation Table that follows and all directors and executive officers of the Company as a group.  A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (1)(2)	Options Exercisable Within 60 Days	Percent of Common Stock Outstanding

Directors:

Dr. Eugene Andruczyk	25,316	3,240	*
Frank J. Byrne	27,240	3,240	*
Edward W. Lukiewski	24,440	3,240	*
Timothy G. O’Shaughnessy	–	–	*
Anthony J. Szuszczewicz	51,346	16,200	2.1%
Robert J. Woltjen	26,160	3,240	*

Executive Officers Who Are Not Also Directors:

Kenneth J. Maliszewski	42,250	16,200	1.8
Paul D. Rutkowski	42,460	16,200	1.8

All directors and executive officers as a group (8 persons)	239,212	61,560	9.3

*Represents less than 1% of the Company’s outstanding shares.
(1)
Includes unvested shares of restricted stock awards held in trust, with respect to which the beneficial owner has voting but not investment power as follows:  Messrs. Andruczyk, Byrne, Lukiewski and Woltjen—1,944 shares each; and Messrs. Maliszewski, Rutkowski and Szuszczewicz—9,720 shares each.

(2)
Includes shares allocated to the account of the individuals under the ESOP with respect to which the individual has voting but not investment power as follows:  Mr. Szuszczewicz—3,146 shares; Mr. Rutkowski—2,741 shares; and Mr. Maliszewski—2,741 shares.  Includes shares held in the 401(k) Plan accounts with respect to which the individual has voting but not investment power as follows:  Mr. Szuszczewicz—32,000 shares; Mr. Rutkowski—25,500 shares; and Mr. Maliszewski—24,300 shares.

Proposal – 1 Election of Directors

The Company’s Board of Directors consists of six members who are elected for terms of three years, one-third of whom are elected annually.  The Board of Directors’ nominees for election this year to serve for a three-year term or until their respective successors have been elected and qualified are Messrs Andruczyk and Byrne.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above.  If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the board.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of each of the nominees.

Information regarding the nominees and the directors continuing in office is provided below.  Unless otherwise stated, each person has held his or her current occupation for the last five years.  Ages presented are as of December 31, 2009. There are no family relationships among the directors or executive officers.

Nominees for Election of Directors

Dr. Eugene Andruczyk is a self-employed physician.  Age 61.  Director of Polonia Bank since 1995 and director of Polonia Bancorp and Polonia MHC since their formation.

Mr. Andruczyk’s career as a self-employed physician provides the Company with organizational understanding and expertise.  In addition, as an active member of the community, Mr. Andruczyk maintains contact with and is in touch with the local consumer environment.

Frank J. Byrne is the owner of a restaurant, Byrnes Tavern and Crabs, located in Philadelphia.  Age 62. Director of Polonia Bank since 1995 and director of Polonia Bancorp and Polonia MHC since their formation.

Mr. Byrne brings significant business and management level experience from a setting outside of the financial services industry.  In addition, through his business experience, Mr. Byrne has gained significant marketing knowledge, adding additional value to the board.

Directors Continuing in Office

The following director has a term ending in 2011:

Timothy G. O’Shaughnessy is the Chief Financial Officer for St. Joseph’s Preparatory High School in Philadelphia, Pennsylvania. Prior to his tenure at St. Joseph’s, Mr. O’Shaughnessy was a group chief financial officer for Aramark Corporation.  Age 46.  Director since 2008.

Mr. O’Shaughnessy provides expertise with regard to tax, financial and accounting matters.  He has the background to qualify as the Company’s audit committee financial expert.

Edward W. Lukiewski served as President of Polonia Bank from 1988 until 1995 and is currently retired.  Age 85.  Director of Polonia Bank since 1948 and director of Polonia Bancorp and Polonia MHC since their formation.

Mr. Lukiewski is valued by the Board for his executive management experience and knowledge of the Bank’s business and history as well as financial industry issues.

The following directors have terms ending in 2012:

Anthony J. Szuszczewicz has been the Chairman of the Board, President and Chief Executive Officer of Polonia Bank, Polonia Bancorp and Polonia MHC since 1995, 2007 and 2007, respectively.  Age 69.  Director of Polonia Bank since 1984 and director of Polonia Bancorp and Polonia MHC since their formation.

Mr. Szuszczewicz’ extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank.  Mr. Szuszczewicz’ knowledge of the Company’s and the Bank’s business and history position him well to continue to serve as our Chairman and Chief Executive Officer.

Robert J. Woltjen is the President and General Manager of Fairmount Pharmacy, Inc.  Age 44. Director of Polonia Bank since 2006 and director of Polonia Bancorp and Polonia MHC since their formation.

As a successful business executive, Mr. Woltjen has a knowledgeable skill set that positions him well to continue to serve as a director of the Company.

Executive Officers

The executive officers of Polonia Bancorp, who are also the executive officers of Polonia Bank, are elected annually by the Board of Directors and serve at the Board’s discretion.  The executive officers of the Company and the Bank are:

Name	Position

Anthony J. Szuszczewicz	Chairman, President and Chief Executive Officer

Paul D. Rutkowski	Chief Financial Officer and Corporate Secretary

Kenneth J. Maliszewski	Senior Vice President

Below is information regarding our executive officers who are not also directors.  Unless otherwise stated, each executive officer has held his current position for at least the last five years.  Ages presented are as of December 31, 2009.

Paul D. Rutkowski has served as Chief Financial Officer of Polonia Bank since 2005 and Corporate Secretary since 2006.  Mr. Rutkowski served as Controller and Treasurer of Polonia Bank from 1992 to 2005.  Mr. Rutkowski has served as Chief Financial Officer and Corporate Secretary of Polonia Bancorp and Polonia MHC since their formation.  Age 50.

Kenneth J. Maliszewski has served as Senior Vice President of Polonia Bank since 2005.  Mr. Maliszewski previously served as Vice President of Polonia Bank from 1993 to 2005.  Mr. Maliszewski has served as Senior Vice President of Polonia Bancorp and Polonia MHC since their formation.  Age 65.

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed S.R. Snodgrass, A.C. to be the Company’s independent registered public accounting firm for the 2010 fiscal year, subject to ratification by stockholders.  A representative of S.R. Snodgrass, A.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes represented at the annual meeting and entitled to vote, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Audit Fees

The following table sets forth the fees billed by S.R. Snodgrass, A.C. to the Company for the fiscal years ending December 31, 2009 and December 31, 2008.

	2009	2008
Audit Fees	$90,881	$74,284
Audit-Related Fees	–	–
Tax Fees(1)	13,198	14,450
All other fees	–	–

(1)	Includes fees related to tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2009, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Executive Compensation

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities at December 31, 2009.  These three officers are referred to as the “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)

Anthony J. Szuszczewicz	2009	$275,000	$27,750	$170,960	(1)	$473,710
Chairman, President and	2008	275,000	–	186,671		461,671
Chief Executive Officer

Paul D. Rutkowski	2009	$164,500	$16,450	$40,505		$221,455
Chief Financial Officer	2008	164,500	7,000	44,141		215,641
and Corporate Secretary

Kenneth J. Maliszewski	2009	$164,500	$16,450	$40,832		$221,782
Senior Vice President	2008	164,500	7,000	44,055		215,555

(1)
Individual items of all other compensation that exceeded $25,000 include a $84,875 contribution to Polonia Bank’s non-qualified deferred compensation plan for the benefit of Mr. Szuszczewicz.  All other compensation also includes club dues and automobile allowances.

Employment Agreements.  The Bank and the Company entered into three-year employment agreements with Messrs. Szuszczewicz, Rutkowski and Maliszewski effective January 11, 2007.  The agreements were subsequently amended and restated in their entirety to comply with Section 409A of the Internal Revenue Code and the regulations issued thereunder.  On each anniversary of the date of the agreements, the respective Boards of Directors may extend the agreements for an additional year, unless the executive elects not to extend the term.  As a result of extensions approved by the Boards of Directors, each executives’ employment agreement currently has a term through January 11, 2013.  The employment agreements provide that base salaries are reviewed on an annual basis.  The 2010 base salaries for Messrs. Szuszczewicz, Rutkowski and Maliszewski are $275,000, $164,500 and $164,500, respectively.  In addition, the agreements provide the executives with participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel.

Under the terms of their employment agreements, each named executive officer is subject to a one year non-compete if he terminates his employment for good reason (as defined in the agreement) or he is terminated without cause (as defined in the agreement).

See “Potential Post-Termination Benefits” for a discussion of the benefits and payments the named executive officers may receive under their employment agreements upon their separation of service from the Bank and the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2009 concerning unexercised options and stock awards that have not vested for each named executive officer.

Name	Number of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Anthony J. Szuszczewicz	24,301	(1)	16,200	$9.40	8/21/2017	9,720	$68,040

Paul D. Rutkowski	24,301	(1)	16,200	$9.40	8/21/2017	9,720	$68,040

Kenneth J. Maliszewski	24,301	(1)	16,200	$9.40	8/21/2017	9,720	$68,040

(1)	These stock options vest at the rate of 20% per year commencing on August 21, 2008.
(2)	These restricted stock grants vest at the rate of 20% per year commencing on August 21, 2008.
(3)	Based upon the Company’s closing stock price of $7.00 December 31, 2009.

Retirement Benefits

Supplemental Executive Retirement Plan for Anthony J. Szuszczewicz.  The Bank entered into a supplemental executive retirement plan agreement with Mr. Szuszczewicz effective January 1, 2005.  The agreement was amended on December 16, 2008 to comply with Section 409A of the Internal Revenue Code and the regulations issued thereunder.  The agreement provides that, following Mr. Szuszczewicz’ retirement on or after age 62, or upon his termination due to disability, he will receive an annual retirement benefit in the form of a single life annuity, payable in annual installments, equal to 60% of his annual gross taxable income, as reported on Form W-2, for the last full year of his employment.  The annual benefit will increase annually by the greater of 4% or the increase in the consumer price index, as published by the Department of Labor.  Under the agreement, the Bank also agrees to provide post-retirement health insurance benefits for Mr. Szuszczewicz and his dependents on a basis substantially equivalent to the coverage provided by the Bank prior to his retirement.

If Mr. Szuszczewicz is terminated for cause, as defined in the agreement, or if he terminates employment voluntarily and subsequently accepts employment with another financial institution in the Philadelphia area without the Bank’s consent, he will forfeit the supplemental retirement benefit.  The Bank has entered into “rabbi” trust agreements to hold assets the Bank may contribute for the purpose of making benefit payments under the supplemental executive retirement plan agreement with Mr. Szuszczewicz.  Funds held in trust remain at all times subject to the claims of the Bank’s creditors in the event of the Bank’s insolvency.

Supplemental Executive Retirement Plan for Paul D. Rutkowski and Kenneth J. Maliszewski. The Bank entered into a supplemental executive retirement plan that provides for the payment of supplemental retirement benefits to Messrs. Rutkowski and Maliszewski.  The annual retirement benefit for each executive under the supplemental executive retirement plan is $50,000 per year, payable annually for 20 years following termination of employment.  If the executive terminates employment prior to his normal retirement age (age 65), the annual benefit will commence upon the earlier of the date that is five years following the executive’s termination date or the date the executive would have attained the normal retirement age.  No benefits are payable under the supplemental executive retirement plan upon an executive’s termination for cause (as defined in the plan).

Non-Qualified Deferred Compensation Plan.  The Bank has established a non-qualified deferred compensation plan, effective as of January 1, 1995, to assist certain employees designated by the Board as participants in maximizing their allowable deferrals under the 401(k) Plan.  The Board has designated Messrs. Szuszczewicz, Rutkowski and Maliszewski as participants in the deferred compensation plan.  Under the plan, participants must elect by December 31st of the preceding calendar year to defer a certain amount into the plan.  Upon completion of the non-discrimination testing of the 401(k) Plan required by the Internal Revenue Code, the Bank determines the maximum amount of elective deferrals each participant could have made to the 401(k) Plan for the preceding year.  The lesser of the additional amounts resulting from the non-discrimination testing or the employee’s advance deferral amount is either paid to the participant by March 15th of the following plan year or contributed directly to the plan, in accordance with the participant’s election.  The Bank also has discretion to make additional contributions to the deferred compensation plan on behalf of participants.  Participants are 100% vested in their elective deferrals to the deferred compensation plan; participants vest in the Bank’s contributions at the rate of 20% per year, becoming fully vested after five years of participation in the plan.  Participants are automatically 100% vested in the Bank’s contributions if they terminate employment due to normal retirement.  Participants elect at the time of deferral whether they will receive distributions in the form of a lump sum payment or monthly, quarterly or annual installments.  If the participant fails to elect a form of payment, benefits will be automatically paid in annual installments over the life expectancy of the participant.

Supplemental Executive Retirement Plan. The Bank has implemented a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the ESOP.  The plan provides participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the ESOP loan.  Specifically, the plan provides a benefit to eligible officers (those designated by the Board of Directors of the Bank) that cannot be provided under the ESOP as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plan, but for the Internal Revenue Code limitations.  The Bank has designated Mr. Szuszczewicz as a participant in the supplemental executive retirement plan.  In the future, the Board of Directors may designate other officers as participants.

Split-Dollar Life Insurance Agreements.  Polonia Bank maintains individual split-dollar life insurance agreements with Messrs. Rutkowski and Maliszewski to encourage the officers to continue to render high quality service to Polonia Bank in exchange for financial protection for their beneficiaries in the event of an officer’s death.  The death benefits provided under the split-dollar life insurance agreements are funded through bank-owned life insurance policies.  Polonia Bank pays all of the life insurance premiums.  See “Potential Post-Termination Benefits” for a description of the benefits provided under the agreements.

The Bank may utilize a grantor trust in connection with the supplemental executive retirement plan, in order to set aside funds that ultimately may be used to pay benefits under the plan.  The assets of the grantor trust will remain subject to the claims of the Bank’s general creditors in the event of insolvency, until paid to a participant according to the terms of the supplemental executive retirement plan.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause. If any named executive officer is terminated for cause, he will receive his base salary through the date of termination and may retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

Payments Made Upon Termination without Cause or for Good Reason.  The employment agreements for the named executive officers provide for termination for cause, as defined in the employment agreements, at any time.  If Polonia Bancorp or Polonia Bank elects to terminate a named executive officer for reasons other than for cause, or if the named executive officer resigns after specified circumstances that would constitute constructive termination, the named executive officers (or, in the event of death, their beneficiaries) are entitled to a lump sum severance payment equal to the base salary payments due for the remaining term of the employment agreements, along with all contributions that would have been made on behalf of the executives during the remaining term of the agreements pursuant to any of Polonia Bancorp’s or Polonia Bank’s employee benefit plans.  In addition, Polonia Bancorp or Polonia Bank would continue and/or pay for each executive’s life, medical, disability and dental coverage for the remaining term of the employment agreement.

Pursuant to the supplemental retirement plan for Messrs. Rutkowski and Maliszewski, the annual retirement benefit for each executive under the supplemental executive retirement plan is $50,000 per year, payable annually for 20 years following termination of employment.  If the executive terminates employment prior to his normal retirement age (age 65), the annual benefit will commence upon the earlier of the date that is five years following the executive’s termination date or the date the executive would have attained the normal retirement age.

Participants under the Bank’s non-qualified deferred compensation plan are automatically 100% vested in the Bank’s contributions upon involuntary termination of employment other than for gross misconduct or dishonesty.

Payments Made Upon Disability.  The employment agreements for the named executive officers provide that if they become disabled and their employment is terminated, they will be entitled to disability pay equal to 100% of their bi-weekly base salary in effect at the date of termination.  They would continue to receive disability payments until the earlier of:  (1) the date they return to full employment with us, (2) their death, (3) attainment of age 65, or (4) the date their employment agreements would have terminated had their employment not terminated because of disability.  All disability payments would be reduced by the amount of any disability benefits payable under our disability plans.  In addition, each named executive officer would continue to be covered to the greatest extent possible under all benefit plans in which they participated before their disability as if they were actively employed by us.

Pursuant to the supplemental retirement plan for Mr. Szuszczewicz, the agreement provides that, upon his termination due to disability, he will receive an annual retirement benefit in the form of a single life annuity, payable in annual installments, equal to 60% of his annual gross taxable income, as reported on Form W-2, for the last full year of his employment.  The annual benefit will increase annually by the greater of 4% or the increase in the consumer price index, as published by the Department of Labor.  Upon a termination due to disability, Mr. Szuszczewicz will receive the annual retirement benefit described above, offset by any amounts received under the Bank’s long-term disability plan.

Participants in the Bank’s non-qualified deferred compensation plan are automatically 100% vested in the Bank’s contributions if they terminate employment due to disability.

Upon termination due to death or disability, outstanding stock options granted pursuant to our 2007 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options.  Restricted stock awards granted to these officers under the plan also vest in full upon termination due to disability.

Payments Made Upon Death.  The employment agreements for the named executive officers provide that they are entitled to receive the compensation due to them through the end of the month in which their death occurs.

Pursuant to the supplemental retirement plan for Mr. Szuszczewicz, upon his death, his spouse becomes entitled to a lump sum death benefit of $2.0 million, plus 40% of the proceeds of certain life insurance policies purchased by the Bank on his behalf, up to a maximum death benefit of $4.0 million.

Pursuant to the supplemental retirement plan for Messrs. Rutkowski and Maliszewski, if the executive dies after attaining the normal retirement age and while receiving annual retirement benefits under the plan, the remaining supplemental executive retirement plan benefit shall be payable in a lump sum payment to the executive’s beneficiary.  If the executive dies prior to normal retirement, no benefit is payable under the plan if the Bank maintains a life insurance arrangement on behalf of the executive at the time of his death.  The Bank currently maintains such a life insurance arrangement on behalf of each executive.

The Bank has entered into split-dollar life insurance agreements with Messrs. Maliszewski and Rutkowski, pursuant to which the Bank has agreed to divide the death proceeds of certain life insurance policies owned by the Bank with their designated beneficiaries.  The Bank pays all premiums on the policies, and the executives are required to execute a split-dollar endorsement for the life insurance policies purchased by the Bank.  Upon the executive’s termination of employment for any reason, the split-dollar agreement will automatically terminate.  Upon the death of the executive while employed, the designated beneficiary receives a death benefit of $1.0 million. The Bank is the beneficiary of any remaining death proceeds from each life insurance policy following payment of the death benefit to the executive’s beneficiary.  The Bank maintains all rights of ownership over the life insurance policies, although the Bank may not sell or otherwise transfer a policy while the participant maintains an interest.

Pursuant to the Bank’s non-qualified deferred compensation plan, if a participant dies prior to receiving the entire amount credited under the plan, the Bank will make the remaining payments to the participant’s designated beneficiary.  Upon the death of a beneficiary while receiving payments, the Bank will pay the balance in a lump sum to the beneficiary’s estate.

Participants in the Bank’s non-qualified deferred compensation plan are automatically 100% vested in the Bank’s contributions if they terminate employment due to death.

Upon termination due to death, outstanding stock options granted pursuant to our 2007 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options.  Restricted stock awards granted to these officers under the plan also vest in full upon death.  In addition, the rights to any vested benefits under a tax-qualified benefit plan are retained upon death.

Payments Made Upon a Change in Control. The employment agreements for the named executive officers provide that in the event of a change in control followed by voluntarily termination of employment (upon circumstances discussed in the agreement) or involuntarily termination of employment for reasons other than cause, the executives receive a severance payment equal to 2.99 times the average of each executive’s five preceding taxable years’ annual compensation (“base amount”).  For purposes of this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued on his behalf during the period.  In addition, the named executive officers will also receive the contributions they would have received under our retirement programs for a period of thirty-six months, as well as health, life, dental and disability coverage for that same time period.  Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts.  The executives’ employment agreements provide that if the total value of the benefits provided and payments made to them in connection with a change in control, either under their employment agreements alone or together with other payments and benefits that they have the right to receive from the Company and the Bank, exceed three times their base amount (“280G Limit”), their severance payment will be reduced or revised so that the aggregate payments do not exceed their 280G Limit.

Pursuant to the supplemental retirement plan for Messrs. Rutkowski and Maliszewski, upon a change in control (as defined in the plan), the executive will receive a lump sum payment equivalent to the normal retirement benefit.  All benefits received under this plan count towards each executive’s 280G Limit.

Under the terms of our ESOP, upon a change in control (as defined in the plan), the plan trustee will repay in full any outstanding acquisition loan.  After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control.  The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred.  Payments under our ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

In addition to providing for benefits lost under the ESOP as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the ESOP loan.  Mr. Szuszczewicz is currently the only participant in the plan.  The supplement benefit is equal to the benefit he would have received under our ESOP, had he remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided under the ESOP on his behalf.  All benefits received under this plan count towards Mr. Szuszczewicz’s 280G Limit.

In the event of a change in control of Polonia Bancorp or Polonia Bank, outstanding stock options granted pursuant to our 2007 Equity Incentive Plan automatically vest and, if the option holder is terminated other than for cause within twelve months of the change in control, will remain exercisable until the expiration date of the stock options.  Restricted stock awards granted to these officers under the plan also vest in full upon a change in control.  The value of the accelerated options and restricted stock grants count towards an executive’s 280G Limit.

Other Information Relating to Directors and Executive Officers

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Polonia Bancorp common stock during the year ended December 31, 2009.

Transactions with Related Persons

The Sarbanes-Oxley Act generally prohibits loans by the Bank to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  Polonia Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.  All existing loans or lines of credit that the Bank has directly or indirectly made to related person have been (1) made in the ordinary course of business, (2) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (3) did not involve more than the normal risk of collectibility or present other unfavorable features.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Polonia Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company.  Such potential conflicts of interest include, but are not limited to, the following:  (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting no later than December 16, 2010.  If next year’s annual meeting is held on a date more than 30 calendar days from May 18, 2011, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the meeting; provided that if less than 40 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Paul D. Rutkowski, Chief Financial Officer and Corporate Secretary, Polonia Bancorp, 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania 19006.  Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.  All other communications should be sent to the attention of the Chairperson of the Nominating and Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on March 31, 2010.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Appendix A

AUDIT COMMITTEE CHARTER

As adopted by the Board of Directors on February 20, 2007

I.	Purposes of the Committee

The primary purpose of the Audit Committee (the “Committee”) is oversight. The Committee shall assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee:

•	Management’s conduct of the Corporation’s financial reporting process;

•	The integrity of the financial statements and other financial information provided by the Corporation to the Securities and Exchange Commission (the “SEC”) and the public;

•	The Corporation’s system of internal accounting and financial controls;

•	The Corporation’s compliance with legal and regulatory requirements;

•	The performance of the Corporation’s internal audit function;

•	The independent auditors’ qualifications, performance, and independence; and

•	The annual independent audit of the Corporation’s financial statements.

The Committee shall have direct authority and responsibility to appoint (subject to shareholder ratification), compensate, retain, and oversee the independent auditors.

The Committee shall also prepare the report that the SEC rules require be included in the Corporation’s annual proxy statement.

The Corporation’s management is responsible for preparing the Corporation’s financial statements. The independent auditors are responsible for auditing those financial statements. Management and the independent auditors have more time, knowledge, and detailed information about the Corporation than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements, or any professional certification as to the independent auditors’ work, including with respect to auditor independence. Each member of the Committee shall be entitled to rely on the integrity of people and organizations from whom the Committee receives information and the accuracy of such information, including representations by management and the independent auditors regarding non-audit services provided by the independent auditors.

II.	Committee Membership

The Committee shall have at least three members. The actual number of members shall be determined from time to time by resolution of the Board. Committee members shall be appointed by the Board from among its members and may be removed by the Board at any time. Each member of the Committee must satisfy such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate.

Each member of the Committee shall be financially literate within a reasonable period of time after appointment to the Committee and must be “independent” within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934.

III.	Committee Structure and Operations

The Chair of the Committee shall be designated by the Board. The Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Committee. In addition to the regular meeting schedule established by the Committee, the Chair of the Committee may call a special meeting at any time.

The Secretary of the Corporation shall be the Secretary of the Audit Committee, unless the Committee designates otherwise.

In the absence of the Chair during any Committee meeting, the Committee may designate a Chair pro tempore.

Two members of the Committee shall constitute a quorum thereof.  The Committee shall act only on the affirmative vote of a majority of the members at a meeting or by unanimous written consent.

The Committee may establish sub-committees to carry out such duties as the Committee may assign.

IV.	Committee Activities

The following shall be the common recurring activities of the Committee in carrying out its purposes. These activities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

1.
Appoint the independent auditors to audit the consolidated financial statements of the Corporation and its subsidiaries for the coming year; approve the engagement fees and terms; and recommend ratification of that appointment by the shareholders.

2.
Pre-approve all audit and non-audit services to be provided by the independent auditors to the Corporation in accordance with the Committee’s policies and procedures, and regularly review (a) the adequacy of the Committee’s policies and procedures for pre-approving the use of the independent auditors for audit and non-audit services with a view to auditor independence; (b) the audit and non-audit services pre-approved in accordance with the Committee’s policies and procedures; and (c) fees paid to the independent auditors for pre-approved audit and non-audit services.

3.
Regularly review with the independent auditors (a) the arrangements for and the scope of the independent auditors’ audit of the Corporation’s consolidated financial statements; (b) the results of the audit by the Corporation’s independent auditors of the Corporation’s consolidated financial statements; (c) any audit problems or difficulties encountered by the independent auditors and management’s response; (d) any significant deficiency in the design or the operation of the Corporation’s internal accounting controls identified by the independent auditors and any resulting recommendations; (e) all critical accounting policies and practices used by the Corporation; (f) all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures, and the treatment preferred by the independent auditors; and (g) other material written communications between the independent auditors and management. The Committee shall have ultimate authority to resolve any disagreement between management and the independent auditors regarding financial reporting.

4.	Review major changes to the Corporation’s auditing and accounting principles and practices based on advice of the independent auditors or management.

5.
At least annually, obtain and review a report by the independent auditors describing (a) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) all relationships between the independent auditors and the Corporation consistent with Independence Standards Board Standard Number 1. The Committee shall discuss such report with the independent auditors, which may include issues that impact the independent auditors’ qualifications, performance, or independence.

6.	Evaluate, along with the other members of the Board and management, the qualifications, performance, and independence of the independent auditors, including the performance of the lead audit partner.

7.	Monitor regular rotation of audit partners by the independent auditors as required by law.

8.
The Committee, along with the other members of the Board, shall discuss with management and the independent auditors the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”), including deficiencies in internal controls, fraud, illegal acts, management judgments and estimates, audit adjustments, audit difficulties, and the independent auditors’ judgments about the quality of the Corporation’s accounting practices.

9.
Discuss with the independent auditors and management the Corporation’s interim financial results included in each quarterly report on Form 10-Q, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Each such review shall include any matters required to be discussed by SAS No. 61.

10.
Maintain and periodically review the Corporation’s procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Corporation, of concerns regarding questionable accounting or auditing matters.

11.
Confer with management and the independent auditors as requested by any of them or by the Committee, at least annually, and review their reports with respect to the functioning, quality, and adequacy of programs for compliance with the Corporation’s policies and procedures regarding business ethics, financial controls, internal auditing, and compliance with legal and regulatory requirements, including information regarding violations or probable violations of such policies.

12.	Discuss from time to time the Corporation’s earnings press releases.

13.	Discuss from time to time the Corporation’s policies with respect to risk assessment and risk management.

14.	Maintain hiring policies for employees and former employees of the independent auditors.

15.
Review with management at least annually, the activities, budget, staffing, and structure of the internal auditing function of the Corporation and its subsidiaries, including their evaluations of the performance of that function and any recommendations with respect to improving the performance of or strengthening of that function. As appropriate, the Committee shall review the reports of any internal auditor on a financial safeguard problem that has not resulted in corrective action or has not otherwise been resolved to the auditor’s satisfaction at any intermediate level of audit management.

16.	From time to time, meet separately with management, the internal auditors, and the independent auditors to discuss issues warranting attention by the Committee.

17.	Prepare any report or other disclosure by the Committee required to be included in any proxy statement for the election of the Corporation’s directors under the rules of the SEC.

18.	Take other such actions and do other such things as may be referred to it from time to time by the Board.

V.	Committee Evaluation

The Committee will annually complete a self-evaluation of the Committee’s own performance and effectiveness and will consider whether any changes to the Committee’s charter are appropriate.

VI.	Committee Reports

The Chair of the Committee will report regularly to the full Board on the Committee’s activities, findings, and recommendations, including the results of the Committee’s self-evaluation and any recommended changes to the Committee’s charter.

VII.	Resources and Authority of the Committee

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation. The Committee also has the authority to retain outside advisors, including legal counsel, auditors, or other experts, as it deems appropriate; to approve the fees and expenses of such advisors; and to incur such other ordinary administrative expenses as are necessary or appropriate in carrying out its duties.

Appendix B

POLONIA BANCORP
COMPENSATION COMMITTEE CHARTER

Adopted by the Board of Directors on February 20, 2007.

Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Polonia Bancorp (the “Company”) to discharge the Board’s responsibilities relating to compensation of the Company’s executives and directors. The Committee has overall responsibility for evaluating and approving executive and director compensation plans, policies and programs within this scope.  Board approval is required for any changes to this Charter.

Organization

The Committee shall consist of no fewer than three members.  The Board shall appoint the members and Chair of the Committee upon consideration of the recommendation of the Company’s Nominating and Governance Committee.

The Board may, at any time, change the membership of the Committee and fill vacancies, subject to such new members satisfying the above requirements.  The Committee will fix its own meeting schedules and rules of procedure consistent with this Charter, the Bylaws of the Company, the Corporate Governance Policy of the Company, and applicable laws and regulatory requirements.

Quorum

A majority of the members of the Committee present in person or by telephone, by means of which all persons participating in the meeting can hear each other, shall constitute a quorum.  The Committee shall maintain minutes of its meetings and records relating to those meetings.

Duties and Responsibilities

1.
The Committee shall review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the “CEO”), executive officers and inside directors.  An “inside director” is defined as one who is an employee of the Company or Polonia Bank.  The Committee will evaluate the performance in light of those goals and objectives, and set the CEO’s, executive officers’ and inside directors’ compensation based on these evaluations;

2.
The Committee shall annually review and make recommendations to the Board with respect to incentive compensation for the CEO.  In determining the incentive component of the CEO’s compensation, the Committee shall consider the Company’s performance, the value of similar incentive awards to CEOs at comparable companies, the effectiveness of the CEO as the primary representative of the Company and the awards given to the CEO in past years;

3.	The Committee shall annually review and make recommendations to the Board with respect to incentive compensation for the executive officers and inside directors;

4.
The Committee shall annually review and make recommendations to the Board as to the form and amount of compensation for directors, commensurate with their duties and responsibilities as directors, and provide a sufficient level of compensation necessary to attract and retain the highest quality individuals;

5.	The Committee shall have responsibility for overseeing the administration of the Company’s benefit programs;

6.
With respect to the Company’s equity-based compensation plans, the Committee shall approve grants.  The Committee may delegate to the CEO all or part of the Committee’s authority and duties with respect to grants to individuals who are not subject to the reporting requirements and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time;

7.	The Committee shall make regular reports to the Board;

8.	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; and

9.	The Committee shall conduct an annual evaluation of the Committee’s performance in fulfilling its duties and responsibilities under this Charter.

Authority

The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of compensation, and shall have sole authority to approve the consultant’s fees and other retention terms.  The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting, compensation or other advisors it deems necessary to assist it in discharging its duties.  In connection therewith, the Committee shall be provided appropriate funding, as determined by the Committee.

B-2

Appendix C

POLONIA BANCORP
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Purpose

The Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Polonia Bancorp (the “Company”) is appointed by the Board (1) to identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend director nominees for the Company’s next annual meeting; (2) to generally advise the Board on corporate governance matters; (3) to lead the Board in its annual self-evaluation; and (4) to assess and make recommendations to the Board regarding the size and composition, scope, authority, responsibilities and reporting obligations of each committee of the Board.  Board approval is required for any changes to this Charter.

Organization

The Committee shall consist of no fewer than three members.  If a vacancy occurs or the Committee becomes aware of a pending vacancy, the Committee shall recommend to the Board a qualified individual for appointment.  Members of the Committee shall be appointed and replaced by the Board.

The Board may, at any time, change the membership of the Committee.

Structure and Meetings

The Committee will fix its own meeting schedule and rules of procedure consistent with the Company’s governance documents and policies and applicable laws and regulations.  The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.  The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.  The Committee shall keep written minutes of all meetings.

A majority of the members of the Committee present in person or by telephone, by means of which all persons participating in the meeting can hear each other, shall constitute a quorum.

Duties and Responsibilities

1.	The Committee shall adopt criteria for identifying and selecting individuals who may be nominated for election to the Board.

2.	The Committee shall actively seek individuals qualified to become Board members for recommendation to the Board in accordance with the Company’s corporate governance policies.

3.	The Committee shall review possible candidates for Board membership consistent with the Board’s criteria for selecting new directors.

4.	The Committee shall annually recommend a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of the Company’s shareholders.

5.
The Committee shall conduct an annual performance evaluation of the Board.  The evaluation shall be of the Board’s contribution as a whole and specifically review areas in which the Board and/or management believes a better contribution could be made.

6.
At least annually, the Committee shall:  (A) evaluate the size and composition of the Board and each committee and the structure and operations of the committees in light of the operating requirements of the Company and existing corporate governance trends, including consideration of appropriate areas of expertise to be represented on the Board and each committee; (B) report its findings and any recommendations to the Board; and (C) recommend to the Board qualifications for membership on individual committees and recommend to the Board director candidates for membership on each committee.

7.	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

8.	The Committee shall annually review its own performance.

9.	The Committee shall make regular reports to the Board concerning its activities.

10.	The Committee shall perform any other activities consistent with this charter, the Company’s bylaws and governing law and regulations or as the Committee or the Board deems appropriate.

Authority

The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention items.  In addition, the Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  In connection therewith, the Committee shall be provided appropriate funding, as determined by the Committee.

C-2

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
POLONIA BANCORP

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2010, 8:00 A.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Polonia Bancorp (the "Company"), consisting of Anthony J. Szuszczewicz and Paul D. Rutkowski or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 18, 2010 at 8:00 a.m., local time, at the Company's offices, 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

	For	With-hold	For All Except
1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).	☐	☐	☐

Dr. Eugene Andruczyk and Frank J. Byrne

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

POLONIA BANCORP

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____

____

____

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/6127

6127

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of Polonia Bancorp (the "Company"), please find enclosed a voting instruction card for the purpose of conveying your voting instructions to Anthony J. Szuszczewicz and Paul D. Rutkowski (the "Trustees") of the Polonia Bank Retirement Plan (the "401(k) Plan"), on the proposals presented at the Annual Meeting of Stockholders of the Company on May 18, 2010. Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders and the Company's Annual Report to Stockholders.

As a 401(k) Plan participant investing in the Polonia Bancorp Stock Fund in the 401(k) Plan (the "Employer Stock Fund"), you are entitled to direct the Trustees regarding how to vote shares of Company common stock credited to your 401(k) Plan account as of March 31, 2010, the record date for the Annual Meeting of Stockholders.

To direct the Trustees on how to vote the shares of common stock held in your 401(k) Plan account, please complete, sign and return the enclosed 401(k) Plan voting instruction card in the postage paid envelope provided by Registrar and Transfer Company no later than **May 11, 2010**, who will tabulate your vote on behalf of the Trustees. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Polonia Bank.

If you participate in several stock-based benefit plans you will receive multiple voting instruction cards. Please submit all voting instruction cards you receive.

Sincerely,

Anthony J. Szuszczewicz
Chairman, President and
Chief Executive Officer

X PLEASE MARK VOTES AS IN THIS EXAMPLE

VOTING INSTRUCTION CARD
POLONIA BANCORP – 401(k) PLAN

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2010, 8:00 A.M., LOCAL TIME

The undersigned hereby directs Anthony J. Szuszczewicz and Paul D. Rutkowski, the trustees of the Polonia Bank Retirement Plan (the "401(k) Plan"), to vote all shares of common stock of Polonia Bancorp (the "Company") credited to the undersigned's account, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 18, 2010 at 8:00 a.m., local time, at the Company's offices, 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania, and at any and all adjournments thereof, as follows:

	For	With-hold	For All Except
1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).	☐	☐	☐

Dr. Eugene Andruczyk and Frank J. Byrne

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

This voting instruction card, when properly executed and returned, will be voted as directed by the participant.

Please be sure to date and sign this Voting Instruction Card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

POLONIA BANCORP

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED.

____

____

____

6127/7499

Dear ESOP Participant:

On behalf of the Board of Directors, please find enclosed a voting instruction card for the purpose of conveying your voting instructions to First Trust of MidAmerica (the "ESOP Trustee") on the proposals presented at the Annual Meeting of Stockholders of Polonia Bancorp (the "Company") on May 18, 2010. Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders and the Company's Annual Report to Stockholders.

As a participant in the Polonia Bank Employee Stock Ownership Plan (the "ESOP"), you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your account as of March 31, 2010, the record date for the Annual Meeting of Stockholders of the Company. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the ESOP Trustee on or before **May 11, 2010**. If you do not direct the ESOP Trustee how to vote the shares of Company common stock allocated to your ESOP account, the ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed ESOP voting instruction card in the accompanying postage paid envelope. Registrar and Transfer Company will tabulate your vote on behalf of the ESOP Trustee, and your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Polonia Bank.

If you participate in several stock-based benefit plans you will receive multiple voting instruction cards. Please submit all voting instruction cards you receive.

Sincerely,

Anthony J. Szuszczewicz
Chairman, President and
Chief Executive Officer

X PLEASE MARK VOTES AS IN THIS EXAMPLE

VOTING INSTRUCTION CARD
POLONIA BANCORP – ESOP

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2010, 8:00 A.M., LOCAL TIME

The undersigned hereby directs First Trust of MidAmerica, the Trustee of the Polonia Bank Employee Stock Ownership Plan (the "ESOP"), to vote the shares of common stock of Polonia Bancorp (the "Company") allocated to the undersigned's account, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 18, 2010 at 8:00 a.m., local time, at the Company's offices, 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania, and at any and all adjournments thereof, as follows:

	For	With-hold	For All Except
1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).	☐	☐	☐

Dr. Eugene Andruczyk and Frank J. Byrne

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

This voting instruction card, when properly executed and returned, will be voted as directed by the participant.

Please be sure to date and sign this Voting Instruction Card in the box below.

Date ____________

Sign above ____________

Detach above card, sign, date and mail in postage paid envelope provided.

POLONIA BANCORP

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED.

____

____

____

6127/7500

Dear Stock Award Recipient:

On behalf of the Board of Directors of Polonia Bancorp (the "Company"), I am forwarding you the attached voting instruction card provided for you to convey your voting instructions to First Trust of MidAmerica (the "Trustee") on the proposals to be presented at the Annual Meeting of Stockholders of Polonia Bancorp to be held on May 18, 2010. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company's Annual Report to Stockholders.

You are entitled to vote all unvested shares of restricted Company common stock awarded to you under the Polonia Bancorp 2007 Equity Incentive Plan (the "Incentive Plan") that are unvested as of March 31, 2010. The Incentive Plan Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients.

To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached voting instruction card and return it in the enclosed postage-paid envelope no later than **May 11, 2010**.

If you participate in several stock-based benefit plans you will receive multiple voting instruction cards. Please submit all voting instruction cards you receive.

Sincerely,

Anthony J. Szuszczewicz
Chairman, President and
Chief Executive Officer

X PLEASE MARK VOTES AS IN THIS EXAMPLE

VOTING INSTRUCTION CARD
POLONIA BANCORP – EQUITY INCENTIVE PLAN

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2010, 8:00 A.M., LOCAL TIME

The undersigned hereby directs First Trust of MidAmerica (the "Trustee"), the holder of record and custodian of all unvested restricted shares of Polonia Bancorp (the "Company") common stock awarded to me under the Polonia Bancorp 2007 Equity Incentive Plan, to vote all shares of Company common stock credited to the undersigned's account, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 18, 2010 at 8:00 a.m., local time, at the Company's offices, 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania, and at any and all adjournments thereof, as follows:

	For	With-hold	For All Except
1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).	☐	☐	☐

Dr. Eugene Andruczyk and Frank J. Byrne

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

The Trustee is hereby authorized to vote any unvested shares awarded to me as indicated above.

Please be sure to date and sign this Voting Instruction Card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

POLONIA BANCORP

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED.

____

____

____

6127/7557